                                                                     EXHIBIT 4.2


                EMPLOYEES' SAVINGS AND PROFIT SHARING TRUST FUND

                                       OF

                             BANK OF MONTREAL/HARRIS

                     (As Restated Effective January 1, 1976
             And As Amended Through the Fifteenth Amendment Thereof)

                             TABLE OF CONTENTS

ARTICLE I .................................................................    2
      Name ................................................................    2

ARTICLE II ................................................................    3
      The Employers .......................................................    3

ARTICLE III ...............................................................    3
      Use of Terms ........................................................    3

ARTICLE IV ................................................................    3
      Relating to the Committees ..........................................    3
            IV-1   Benefits Administration Committee ......................    3
            IV-2   Benefits Investment Committee ..........................    4
            IV-3   Investment Committee's General Powers, Rights and
                   Duties .................................................    4
            IV-4   Manner of Action of Investment Committee ...............    5
            IV-5   Resignation or Removal of Investment Committee
                   Members ................................................    6
            IV-6   Investment Committee Expenses ..........................    6

ARTICLE V .................................................................    6
      Relating to the Trustee .............................................    6
            V-1    The Trust Fund .........................................    6
            V-2    The Investment Funds ...................................    6
            V-3    General Management Powers ..............................    7
            V-4    Common Fund ............................................   12
            V-5    Compensation and Expenses ..............................   13
            V-6    Bond ...................................................   13
            V-7    Qualification Under Internal Revenue Code ..............   13
            V-8    Investment Managers ....................................   14
            V-9    Voting or Tender of Employer Stock .....................   14

ARTICLE VI ................................................................   19
      Miscellaneous .......................................................   19
            VI-1   Third Parties ..........................................   19
            VI-2   Courts .................................................   19
            VI-3   No Reversion in Employers ..............................   20
            VI-4   Participants' Interests Not Assignable .................   20
            VI-5   Controlling Law ........................................   21
            VI-6   Liabilities Mutually Exclusive .........................   21


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
            VI-7   Indemnification ........................................   21
            VI-8   Waiver of Notice .......................................   22
            VI-9   Successors .............................................   22
            VI-10  Counterparts ...........................................   22
            VI-11  Gender and Number ......................................   22
            VI-12  Trustee's Decision Final ...............................   22
            VI-13  Action by Employers ....................................   23

ARTICLE VII ...............................................................   23
      Incorporation of Collective Investment Trusts .......................   23

ARTICLE VIII ..............................................................   23
      Change in Trustee ...................................................   23
            VIII-1 Resignation ............................................   23
            VIII-2 Removal of Trustee and Appointment of Successor Trustees   24
            VIII-3 Duties of Resigning or Removed Trustee and of Successor
                   Trustees ...............................................   24

ARTICLE IX ................................................................   24
      Amendment and Discontinuance ........................................   24
            IX-1  Amendment ...............................................   24
            IX-2  Discontinuance ..........................................   25

                EMPLOYEES' SAVINGS AND PROFIT SHARING TRUST FUND

                                       OF

                             BANK OF MONTREAL/HARRIS

               (As Amended and Restated Effective January 1, 1976)


            THIS AGREEMENT, dated as of the 26th day of December, 1975, by and between HARRIS TRUST AND SAVINGS BANK, in its individual capacity (the "Bank"), HARRIS BANKCORP, INC. (the "Company"), HARRISCORP FINANCE, INC., HARRIS BANK INTERNATIONAL CORPORATION, HARRISCORP LEASING, INC. and such other subsidiaries and affiliates of the Company which hereafter become parties hereto and HARRIS TRUST AND SAVINGS BANK [not individually but in its capacity as trustee (the "Trustee")];

                                WITNESSETH THAT:

            WHEREAS, by trust agreement dated as of January 1, 1916, the Bank established the EMPLOYEES' SAVINGS AND PROFIT SHARING TRUST FUND NUMBER ONE OF THE HARRIS TRUST AND SAVINGS BANK ("Fund Number One"), and by trust agreement dated as of January 2, 1940, the Bank established the EMPLOYEES' SAVINGS AND PROFIT SHARING TRUST FUND NUMBER TWO OF THE HARRIS TRUST AND SAVINGS BANK ("Fund Number Two"); and

            WHEREAS, by trust agreement dated as of November 12, 1959, the Bank effected a consolidation of Fund Number One and Fund Number Two, which trust agreement was designated as EMPLOYEES' SAVINGS AND PROFIT SHARING TRUST FUND OF HARRIS TRUST AND SAVINGS BANK; and

            WHEREAS, as of November 12, 1959, the Bank's Savings and Profit Sharing Plan formerly incorporated in the trust agreements evidencing Fund Number One and Fund Number Two was set forth as a separate document and designated as EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN OF HARRIS TRUST AND SAVINGS BANK; and

            WHEREAS, the said trust agreement as of November 12, 1959 and the said plan subsequently were amended from time to time and the said trust agreement, as amended, is now set forth in a trust agreement executed on December 15, 1972; and

            WHEREAS, it is now deemed advisable to further amend the said trust agreement and plan; and

            WHEREAS, it is believed that the amendments which are to be made will be better reflected and understood if the said trust agreement executed on December 15, 1972 and the said plan, both as amended, are entirely restated.

            NOW, THEREFORE, pursuant to the authority vested in the undersigned officers of the Bank by resolution adopted by the Board of Directors of the Bank and by virtue and in exercise of the power reserved to the Bank by paragraph VIII-1 of the said trust agreement executed on December 15, 1972 and subsection
15.2 of the said plan, both as amended, the said plan has been further amended and restated and is known as EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN OF BANK OF MONTREAL/ HARRIS (formerly known as "Employees' Savings and Profit Sharing Plan of Harris Trust and Savings Bank and Affiliated Companies"); which as amended from time to time will be identified by the Secretary or an Assistant Secretary of the Bank and filed with the Trustee, and will be referred to as the "Plan," and it is agreed between the parties hereto that the said trust agreement executed on December 15, 1972 be and it hereby is further amended and entirely restated by this agreement and henceforth this Trust Agreement shall constitute a part of the Plan.

            IT IS FURTHER AGREED, as follows:


                                    ARTICLE I

                                      NAME

            The Trust Fund hereby evidenced may be referred to as EMPLOYEES' SAVINGS AND PROFIT SHARING TRUST FUND OF BANK OF MONTREAL/ HARRIS (formerly known as "Employees' Savings and Profit Sharing Trust Fund of Harris Trust and Savings Bank and Affiliated Companies").


                                   ARTICLE II

                                  THE EMPLOYERS

            The Bank, the Company, Harriscorp Finance, Inc., Harris Bank International Corporation, Harriscorp Leasing, Inc. and any other subsidiaries or affiliates of the Company that hereafter adopt the Plan, as provided in the Plan, are referred to below collectively as the "Employers" and may sometimes be referred to individually as an "Employer."


                                   ARTICLE III

                                  USE OF TERMS

            The terms "herein," "hereunder," and similar terms mean this Trust Agreement and do not include the Plan, but unless qualified by the context or otherwise defined in this Trust Agreement or the Plan, a word, term or phrase defined either in the Plan or this Trust Agreement is similarly defined for purposes of the other.


                                   ARTICLE IV

                           RELATING TO THE COMMITTEES


IV-1  BENEFITS ADMINISTRATION COMMITTEE

            The Harris Benefits Administration Committee (the "Committee") consisting of five or more persons shall be appointed by the Bank as "plan administrator" to administer the Plan. The Secretary of the Bank shall certify to the Trustee from time to time each member of the Committee, the person who is designated by the Bank as the Chairperson of the Committee and the person who is selected as the Secretary of the Committee. Except as otherwise specifically provided and in addition to the powers, rights and duties granted to the Committee in this Trust Agreement, the Committee shall have the powers, rights and duties specified in the Plan.


IV-2  BENEFITS INVESTMENT COMMITTEE

            The Harris Benefits Investment Committee (the "Investment Committee") consisting of five or more persons shall be appointed by the Bank to coordinate the investment practices of the Plan. The Secretary of the Bank shall certify to the Trustee from time to time each member of the Investment Committee, the person who is designated by the Bank as the Chairperson of the Investment Committee and the person who is selected as Secretary of the Investment Committee.

IV-3  INVESTMENT COMMITTEE'S GENERAL POWERS, RIGHTS AND DUTIES

            Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Investment Committee elsewhere in the Plan and the Trust Agreement, the Investment Committee shall have the following discretionary powers, rights and duties:

            (a) To select a secretary, if it believes it advisable, who may but need not be an Investment Committee member.

            (b) To establish and administer an investment policy for the Plan and the Investment Funds.

            (c) To furnish the Employers, upon request, such reports with respect to the investments of the Plan as are reasonable and appropriate.

            (d) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

            (e) To direct the Trustee to establish additional Investment Funds or to terminate any of the Investment Funds as it shall from time to time consider appropriate and in the best interests of the Participants in the Plan.

            (f) To appoint or employ investment managers to manage any part or all of the Plan's assets.

            (g) To select and employ agents, attorneys, accountants or other persons (who also may be employed by the Employers) and to allocate or delegate to them such powers, rights and duties as the Investment Committee may consider necessary or advisable to properly carry out its administration of the Plan and this Trust, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.


IV-4  MANNER OF ACTION OF INVESTMENT COMMITTEE

            The following provisions apply where the context admits:

            (a) An Investment Committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

            (b) The Investment Committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or counterpart documents.

            (c) An action or a decision of a majority of the members of the Investment Committee as to a matter shall be as effective as if taken or made by all members of the Investment Committee.

            (d) If, because of the number qualified to act, there is an even division of opinion among the Investment Committee members as to a matter, a disinterested party selected by the Investment Committee shall decide the matter and his decision shall control.

            (e) Except as otherwise provided by law, no member of the Investment Committee shall be liable or responsible for an act or omission of the other Investment Committee members in which the former has not concurred.

            (f) The certificate of the Chairperson or of the Secretary of the Investment Committee or of a majority of the Investment Committee members that the Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.


IV-5  RESIGNATION OR REMOVAL OF INVESTMENT COMMITTEE MEMBERS

            A member of the Investment Committee may be removed by the Bank at any time by ten days' prior written notice to him and the other members of the Investment Committee. A member of the Investment Committee may resign at any time by giving ten days' prior written notice to the Bank and the other members of the Investment Committee. The Bank may fill any vacancy in the membership of the Investment Committee; provided, however, that if a vacancy reduces the membership of the Investment Committee to less than five, such vacancy shall be filled as soon as practicable. The Bank shall give prompt written notice thereof to the other members of the Investment Committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Investment Committee.

IV-6  INVESTMENT COMMITTEE EXPENSES

            All costs, charges and expenses reasonably incurred by the Investment Committee will be paid from the Trust Fund pursuant to paragraph V-5 unless paid by the Employers in such proportions as the Bank may direct. No compensation will be paid to an Investment Committee member as such.


                                    ARTICLE V

                             RELATING TO THE TRUSTEE


V-1   THE TRUST FUND

            Unless the context clearly implies or indicates the contrary, the term "Trust Fund" comprises all money, stocks, bonds, securities and other property held or acquired by the Trustee under this Trust Agreement and the Plan. The Trustee shall receive, hold, administer and dispose of all properties and assets of the Trust Fund as Trustee in accordance with the terms of this Trust Agreement and the Plan.


V-2   THE INVESTMENT FUNDS

            The Trust Fund shall consist of such Investment Funds as the Investment Committee shall determine from time to time. Pending investment, reinvestment or distribution as provided in the Plan, the Trustee may temporarily retain the assets of any one or more of the Investment Funds in cash, commercial paper, short-term obligations, or undivided interests or participations in common or collective short-term investment funds. Any Investment Fund may be partially or entirely invested in any common or commingled fund or in any group annuity, deposit administration or separate account contract issued by a legal reserve life insurance company which is invested generally in property of the kind specified for the Investment Fund. The Investment Committee, in its discretion, may direct the Trustee to establish such Investment Funds or to terminate any of the Investment Funds as it shall from time to time consider appropriate and in the best interests of the Participants.


V-3   GENERAL MANAGEMENT POWERS

            In the administration of the Plan and this Trust Agreement and as respects the Trust Fund, subject only to the limitations expressly provided in this Trust Agreement or the Plan, the Trustee shall discharge its duties solely in the interests of Plan Participants and their beneficiaries and for the exclusive purpose of providing benefits to Participants and their beneficiaries, and of defraying reasonable expenses of administering the Plan and Trust Fund, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims, and the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in this Trust Agreement, the Plan or by law:

            (a) Subject to the applicable limitations of subparagraph (c) below and the specific investment requirements for the various Investment Funds:

                  (i) At the direction of the Committee, to receive, hold and invest any funds or other property transferred to the Trustee from:

                        (A) any other Trust Fund covering employees or future employees of an Employer and which is intended to meet the requirements of Section 401(a) of the Internal Revenue Code;

                        (B) an employee of an Employer if such funds or property qualify as a rollover amount described in
                              Section 402(a)(5) of the Internal Revenue Code; or

                        (C) an individual retirement account or an individual retirement annuity if such funds or property qualify as a rollover contribution described in
                              Section 408(d)(3) of the Internal Revenue Code;

                        and to allocate, credit and distribute any such funds and other property so transferred in accordance with the terms of the Plan.

                  (ii) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust Fund, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee shall decide.

                  (iii) At the direction of the Committee, to transfer any funds or other property from the Trust Fund to any other trust fund forming a part of a plan covering a former employee or employees of an Employer, provided said trust fund forms a part of a defined contribution plan intended to meet the requirements of Section 401(a) of the Internal Revenue Code and is an "exempt trust" under Section 501(a) of the Internal Revenue Code.

            (b) To retain in cash so much of the Trust Fund as the Trustee deems advisable without liability for interest, and the Trustee shall deposit any cash so retained with the Bank or such other depositary as it may select, and insofar as practicable the Trustee also shall deposit for safekeeping with the Bank or other depositary from time to time selected by it, all other properties and assets of the Trust Fund, including documents and evidences of claims, debts, title interest or ownership.

            (c) To invest and reinvest the balance of the Trust Fund in any shares of stock, bonds, mortgages, mutual fund shares (including shares of the Harris Insight Funds), notes or other property of any kind, real or personal, including any stock issued by an Employer which is a qualifying employer security under Section 407(d)(5) of ERISA ("Employer Stock"), and to diversify such investments (other than Employer Stock) so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

            (d) To apply for, pay premiums on and maintain individual ordinary or term life insurance policies, dental insurance policies and health and accident policies (referred to herein as "policies") for the benefit of Participants and to have with respect to such policies all of the rights, powers, options, privileges and benefits usually comprised in the term "incidents of ownership" and normally vested in an insured or owner of such policies.

            (e) To the extent permitted by law, to borrow from anyone any amount or amounts and, for that purpose, to mortgage or pledge all or any part of the assets of the Trust Fund as security for the repayment of such loan.

            (f) To have with respect to the Trust Fund all of the rights of an individual owner, including the power to give proxies, to join in, dissent from, or oppose any voting trusts, mergers, consolidations, foreclosures, reorganizations or liquidations or other changes in the financial structure of any corporation and to exercise or sell any stock subscription or conversion rights; provided, however, that the Trustee shall vote shares of, and respond to a tender or exchange offer for, Employer Stock only in accordance with the provisions of paragraph V-9 of the Trust.

            (g) To hold any securities or other property in the name of the Trustee or its nominee, or in such other form as it may deem best, with or without disclosing the trust relationship; provided, however, that except as authorized by regulations issued by the Secretary of Labor, the indicia of ownership of the assets of the Trust Fund shall not be maintained outside the jurisdiction of the district courts of the United States.

            (h) To determine on each accounting date and each valuation date, or as soon thereafter as practicable, the net worth of each Investment Fund (that is to say, the fair market value of all assets comprising the Investment Fund, less liabilities, if any, exclusive of liabilities to Participants, determined in accordance with recognized accounting principles and practices) as of that date; and, for that purpose, the term "market value" means the value determined by the Trustee on the basis of current market prices and quotations for the particular asset or assets as of the date the value is being determined by the Trustee, but if no sale or sales of such asset or assets on a recognized Exchange were reported on such date or if in the Trustee's opinion the quotation or last reported sale does not correctly reflect market value, the Trustee shall determine such market value on the basis of such evidence, data or information as it considers pertinent and reliable, and its judgment shall be conclusive on all persons.

            (i) To furnish to the Bank at least annually, a statement of account showing the condition of each Investment Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the period covered by the statement, and also stating the assets of each Investment Fund held at the end of such period, which account shall be conclusive on all persons, including the Employers, except as to any act or transaction concerning which the Bank files with the Trustee written exceptions or objections within one hundred eighty days after receipt thereof, and the approval of any account, act or procedure by the Bank shall be a full acquittance and discharge to the Trustee with respect thereto.

            (j) To employ agents, counsel, accountants or other persons (who also may be employed by any Employer or include any Employer), to pay them a reasonable compensation, and to delegate to them such of the Trustee's powers as it considers desirable, and, except to the extent expressly provided to the contrary by the Employee Retirement Income Security Act of 1974, to act or refrain from acting on the advice or opinion of reputable agents, counsel, accountants, or other persons selected as above with reasonable diligence, without liability for so doing and without court action.

            (k) To make payments from the Trust Fund as directed by the Committee without inquiring as to whether any payee is entitled thereto or as to whether it is proper and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee. The Trustee also may retain any funds or property subject to any dispute without liability for the payment of interest and may decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

            (l) To compromise, contest, arbitrate, or abandon claims and demands, all in its discretion.

            (m) To pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable under the Plan out of such benefit after giving the Committee notice as far in advance as practicable; to defer making payment of any such tax, charge, or assessment if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the Trustee considers necessary for its protection.

            (n) To buy and sell interest rate futures contracts traded on a regulated exchange which are offset by cash reserves or counterbalanced against deliverable grade financial instruments held by the Trustee, with respect to the specifications of the futures contracts utilized; and to close out any open interest rate futures contract position prior to the contract's delivery month.

            (o) To engage in the lending of securities to banks and brokerdealers approved by the Trustee, pursuant to regulations of the Department of Labor and any other applicable regulatory authority.

            (p) To buy and sell stock index futures contracts traded on a regulated exchange which are offset by cash reserves or counterbalanced against appropriate common stocks; and to close out any open stock index futures contract position prior to the contract's settlement date.

            (q)   To sell publicly traded stock short through a broker.

            (r) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.


V-4   COMMON FUND

            The Trustee shall not be required to make any separate investment of the Trust Fund or any Investment Fund thereof for the account of the Plan as applied to the several Employers and their respective employees and may administer and invest the contributions made by all Employers and Participants under the Plan as one Trust Fund or as one or more Investment Funds. If, for any reason, it becomes necessary to determine as of any date the portion of the Trust Fund or any Investment Fund allocable to employees and former employees of an Employer, the Trustee shall specify such date as a valuation date and, after all adjustments required as of that date have been made, such portion of the Trust Fund or Investment Fund shall consist of an amount equal to the aggregate of the account balances of the employees and former employees of that Employer credited to such Fund.


V-5   COMPENSATION AND EXPENSES


            No compensation shall be payable in cash to the Trustee as such by the Bank, but appropriate entries may be made on the Bank's books to properly reflect the cost of administering funds transferred to the Trustee with respect to Bank employees or former employees or dedicated hereunder by the Bank. A reasonable compensation to the Trustee in such amount as may be agreed upon from time to time between the Trustee and any Employer (other than the Bank) shall be paid to the Trustee by such Employer or may be charged to the portion of the Trust Fund allocable to employees of such Employer. All reasonable costs and expenses incurred by the Trustee, the Investment Committee, the Committee and the Employers with respect to this Trust or the Plan, shall be paid from the Trust Fund to the extent determined by the Bank. Such costs and expenses shall include, but shall not be limited to, reasonable compensation to agents, attorneys, actuaries, accountants and other persons employed by the Trustee, the Employers, the Investment Committee or the Committee; reimbursement to the Employers for Plan administrative costs such as printing costs, audit fees, and other expenses incurred in complying with reporting and disclosure requirements; and reimbursement for reasonable compensation paid to employees of the Employers and other employment costs paid by the Employers attributable to services such employees render pursuant to duties and responsibilities delegated to them by the Investment Committee, the Committee, the Employers or the Trustee with respect to this Trust or the Plan. To the extent such amounts are not paid from the Trust Fund, they shall be paid by the Employers in such proportions as the Bank may direct. Expenses incurred in connection with the sale, investment and reinvestment of the Trust Fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be paid from the Investment Fund to which they are attributable.


V-6   BOND

            Except as may otherwise be required under any Federal or State law, the Trustee hereunder shall not be required to furnish any official bond or other security.

V-7      QUALIFICATION UNDER INTERNAL REVENUE CODE

                  Until advised to the contrary, the Trustee may assume that this Trust is entitled to tax exemption under Section 501(a) of the Internal Revenue Code of 1954 or under any comparable Section or Sections of future legislation that amend, supplement or supersede said Section 501(a).

V-8      INVESTMENT MANAGERS

                  The Investment Committee may appoint one or more investment managers to manage the investment of any part or all of the assets of the Trust Fund. Except as otherwise provided by law, the Trustee shall have no obligation for investment of any assets of the Trust Fund which are subject to management by an investment manager. Appointment of an investment manager shall be made by written notice to the investment manager and the Trustee, which notice shall specify those powers, rights and duties of the Trustee under this Agreement that are allocated to the investment manager and that portion of the assets of the Trust Fund subject to investment management. An investment manager so appointed pursuant to this paragraph shall be either a registered investment adviser under the Investment Advisers Act of 1940, a bank, as defined in said Act, or an insurance company qualified to manage, acquire and dispose of the assets of the plan under the laws of more than one state of the United States. Any such investment manager shall acknowledge to the Investment Committee in writing that it accepts such appointment and that it is a fiduciary with respect to the Plan and Trust. An investment manager may resign at any time upon written notice to the Trustee and the Investment Committee. The Investment Committee may remove an investment manager at any time by written notice to the investment manager and the Trustee.

V-9      VOTING OR TENDER OF EMPLOYER STOCK

                  Each Participant (or, in the event of the Participant's death, that Participant's beneficiary) is, for purposes of this paragraph V-9 (but for no other purpose under the Trust), hereby designated a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA, with respect to: (1) shares of Employer Stock allocated to his or her account under the Plan (as determined in subparagraph (c)(i) below); (2) his or her proportionate share (as determined in subparagraphs (c)(iii)(A) and (c)(iii)(B) below) of unallocated shares of Employer Stock held under the Plan; and (3), for purposes of voting rights, shares of Employer Stock allocated to Participants' accounts under the Plan for which the Trustee has not received timely voting instructions ("non-voted Employer Stock"). Information relating to the purchase, holding, and sale of Employer stock, and the exercise of voting, tender and similar rights with respect to Employer stock by a Participant (or beneficiary) shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA. The Committee shall be responsible for ensuring that the procedures required by the preceding sentence are sufficient to safeguard the confidentiality of the information described in that sentence, that such procedures are being followed, and that an independent fiduciary shall be appointed to carry out activities relating to any situation that the Committee determines involves the potential for undue Employer influence upon Participants (or beneficiaries) with regard to the direct or indirect exercise of shareholder rights.

         (a) Voting Rights. Each Participant (or beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to cast the votes attributable to all shares of Employer Stock allocated to that Participant's (or beneficiary's) account under the Plan (as determined in subparagraph (c)(i) below). Each Participant (or beneficiary) shall also be deemed to have instructed the Trustee to vote, in accordance with the Participant's (or beneficiary's) vote on shares of Employer Stock allocated to the Participant's (or beneficiary's) account under the Plan, the Participant's (or beneficiary's) "proportionate share" (as determined in subparagraph (c)(iii)(A) below) of the votes attributable to all shares of non-voted Employer Stock and all shares of Employer Stock which have not been allocated to Participants' accounts under the Plan. The Committee shall use its best efforts to distribute or cause to be distributed in a timely manner to each such Participant (or beneficiary) the information distributed to holders of Employer Stock in connection with any such stockholders' meeting or vote, together with a form requesting confidential instructions to the Trustee on how such votes attributable to shares of Employer Stock shall be cast on each matter being voted upon. Neither the Committee nor the Trustee shall express, nor have any duty to express, any opinion or recommendation concerning any matter being voted upon. Upon timely receipt of the written instructions of Participants and beneficiaries, the Trustee shall, on each such matter, cast as directed the appropriate number of votes attributable to shares of Employer Stock. The instructions received by the Trustee from individual Participants (or beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of any Employer; provided that, to the extent necessary for the administration of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan.

         (b) Rights on Tender or Exchange Offer. Each Participant (or beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for, or a request or invitation for tenders of (a "tender or exchange offer"), shares of Employer Stock allocated to that Participant's (or beneficiary's) account under the Plan (as determined in subparagraph (c)(i) below). Each Participant (or beneficiary) shall also be deemed to have instructed the Trustee as to the manner in which to respond to a tender or exchange offer, in accordance with the Participant's (or beneficiary's) instructions given or deemed to have been given with respect to shares of Employer Stock allocated to the Participant's (or beneficiary's) account under the Plan, for the Participant's (or beneficiary's) "proportionate share" (as determined in subparagraph
                  (c)(iii)(B) below) of all shares of Employer Stock which have not been allocated to Participants' accounts under the Plan. The Committee shall use its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or beneficiary) the information distributed to holders of Employer Stock in connection with any such tender or exchange offer, together with a form requesting confidential instructions to the Trustee on how to respond to such tender or exchange offer on behalf of the Participant (or beneficiary). Neither the Committee nor the Trustee shall express, nor have any duty to express, any opinion or recommendation concerning the tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond to such tender or exchange offer as directed with respect to such shares of Employer Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares of Employer Stock by the first sentence of this subparagraph (b), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Employer Stock. The instructions received by the Trustee from individual Participants (or beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of any Employer; provided that, to the extent necessary for the administration of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor, or other person providing services to the Plan.

         (c) Special Rules. The following rules shall apply for purposes of this paragraph V-9:

                  (i) Allocated Shares of Employer Stock. The number of full and fractional shares of Employer Stock which have been allocated to an individual's account under the Plan as of any date shall be determined by multiplying the total number of shares of Employer Stock which have been allocated to all accounts under the Plan as of that date by a fraction, the numerator of which is the value of the portion of such individual's account that is invested in Employer Stock as of that date, and the denominator of which is the value of the Employer Stock which has been allocated to all accounts under the Plan as of that date.

                  (ii) Unallocated Shares of Employer Stock. The number of shares of Employer Stock which have not been allocated to individuals' accounts under the Plan as of any date shall be the excess, if any, of the total number of shares of Employer Stock held under the Plan as of that date over the number of shares of Employer Stock which have been allocated to all accounts under the Plan as of that date.

                  (iii) Proportionate Share. An individual's "proportionate share" of Employer Stock shall be determined as follows:

                           (A) For purposes of subparagraph (a) above, the "proportionate share" of any individual of the votes attributable to all shares of non-voted Employer Stock and all shares of Employer Stock which have not been allocated to Participants' (or beneficiaries') accounts under the Plan shall be a fraction, the numerator of which is the number of votes attributable to shares of Employer Stock allocated to his or her account for which instructions have been provided to the Trustee, and the denominator of which is the number of votes attributable to all shares of Employer Stock allocated to Participants' (or beneficiaries') accounts under the Plan for which instructions have been provided to the Trustee.

                           (B) For purposes of subparagraph (b) above, the "proportionate share" of any individual of all shares of Employer Stock which have not been allocated to Participants' (or beneficiaries') accounts under the Plan shall be a fraction, the numerator of which is the number of shares of Employer Stock allocated to his or her account, and the denominator of which is the number of shares of Employer Stock allocated to all Participants' (or beneficiaries') accounts under the Plan.

                                   ARTICLE VI

                                  MISCELLANEOUS

VI-1     THIRD PARTIES

                  No person shall be obligated to see to the application of any money paid or property delivered to the Trustee, nor shall any such person be required to take cognizance of the provisions of this Trust Agreement or the Plan. The certificate of the Trustee may be accepted by any person dealing with the Trustee as conclusive evidence of any matter or question relating to this Trust Agreement or to the administration of the Plan. In general, each person dealing with the Trustee may act upon any advice, request or representation in writing by the Trustee and shall not be liable to any Participant or other person hereunder or any Employer in so doing. In case of doubt as to whether or not the Trustee has, or has been given, any power hereunder, the certificate of the Trustee that the exercise of such power is necessary or desirable for the proper administration of this Trust Agreement or the Plan shall be conclusive upon all persons dealing with the Trustee to the same extent as if such power had been specifically given to the Trustee. An insurance company that has issued or is about to issue a policy may assume that this Trust Agreement and the Plan have not been amended or changed unless notice of amendment or change is received by the insurance company at its home office. No insurance company shall be a party to this Trust Agreement for any purpose or be responsible for the validity of this Trust Agreement. It is intended that an insurance company issuing a policy shall be responsible only for the obligations set forth in the policy.

VI-2     COURTS

                  Except to the extent expressly provided to the contrary by the Employee Retirement Income Security Act of 1974, in case of any court proceedings involving the Trustee or the Trust Fund, only the Bank and the Trustee shall be necessary parties thereto, and no other Employer, Participant or other beneficiary of the Trust Fund shall be entitled to any notice of process. Any final judgment entered in any such proceedings shall be conclusive upon the Employers, the Trustee, Participants and all other beneficiaries of the Trust Fund.

VI-3     NO REVERSION IN EMPLOYERS

                  The Employers shall have no beneficial interest in the Trust Fund or any part thereof and no part of the Trust Fund shall ever revert or be repaid to any Employer directly or indirectly, except that:

                  (a) If the Internal Revenue Service initially determines that the Plan as applied to a new Employer that adopts the Plan on or after the effective date thereof does not meet the requirements of Section 401(a) of the Internal Revenue Code, as amended, any trust assets attributable to contributions made by that Employer will be returned to it.

                  (b) If a contribution is made by an Employer by mistake of fact, such contribution may be returned to the Employer within one year after payment to the Trustee.

                  (c) If a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes, such contribution (to the extent disallowed) may be returned to an Employer within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to an Employer pursuant to subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant's account balance to be less than the amount of such balance had the contribution not been made under the Plan.

VI-4     PARTICIPANTS' INTERESTS NOT ASSIGNABLE

                  Except as provided in the Plan, or as may be required by the application of the tax withholding provisions of the Internal Revenue Code or of a State's income tax act, or as to any debt owing to the Trustee under a loan from the Trust Fund which is secured by the Participant's account balance, no part of or interest in the Trust Fund shall be in any manner transferable or assignable, either by the voluntary or involuntary act of any Participant or other beneficiary or by operation of law, or be liable to be taken for any debt, liability, contract or other obligation of any Participant or beneficiary; all right, title and interest of each Participant having been absolutely transferred and assigned to the Trustee.

VI-5     CONTROLLING LAW

                  Except to the extent superseded by laws of the United States, the laws of Illinois shall govern, control and determine all questions arising with respect to this Trust Agreement and the Plan and the interpretation and validity of their respective provisions.

VI-6     LIABILITIES MUTUALLY EXCLUSIVE

                  The Employers assume no obligation or responsibility to any Participant or beneficiary of a Participant for any act or failure to act of the Trustee or of any Participant or other beneficiary of the Trust Fund. Except to the extent expressly provided to the contrary by the Employee Retirement Income Security Act of 1974, the Trustee shall have no obligation or responsibility (a) as respects any action required by this Trust Agreement or the Plan to be taken by any Employer, any Participant, or beneficiary of a Participant, or (b) for the failure of anyone referred to in clause (a) to act or make any payment or contribution or otherwise to provide any benefit contemplated in this Trust Agreement or the Plan; nor shall the Trustee be obliged to collect any contribution required under the Plan or to determine the correctness of the amount of any Employer contribution under the Plan. Except to the extent expressly provided to the contrary by the Employee Retirement Income Security Act of 1974, neither the Trustee nor any Employer shall be obliged to inquire into or be responsible for any action or failure to act on the part of the other.

VI-7     INDEMNIFICATION

                  To the extent permitted by law, none of the Trustee, any present or former Investment Committee member, any present or former Committee member, nor any person who is or was a director, officer, or employee of an Employer, shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan or this Trust. Any employee of an Employer to whom the Committee, the Investment Committee or the Bank has delegated any portion of its responsibilities under the Plan or this Trust, any person who is or was a director or officer of an Employer, members and former members of the Committee, members and former members of the Investment Committee, the Trustee, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan or this Trust) from and against any and all liability (including any judgments, losses, damages, civil penalties, excise taxes, interest and any other form of liability of any kind) or claim of liability (as defined above and including any investigatory action) to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan or this Trust or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense after having been requested to do so in writing. To the extent permitted by law, payments under this paragraph VI-7 may also be made from the Trust Fund.

VI-8     WAIVER OF NOTICE

                  Any notice required by this Trust Agreement or the Plan may be waived by the person entitled thereto.

VI-9     SUCCESSORS

                  This Trust Agreement shall be binding upon all persons entitled to benefits under the Plan and their respective heirs and legal representatives, upon the Employers, their successors and assigns, and upon the Trustee and its successors.

VI-10    COUNTERPARTS

                  This Trust Agreement may be executed in two or more counterparts, any one of which will constitute an original without reference to the others.

VI-11    GENDER AND NUMBER

                  Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

VI-12    TRUSTEE'S DECISION FINAL

                  Subject to applicable law, any interpretation of the provisions of this Trust Agreement and any decision hereunder on any matter within the discretion of the Trustee made by the Trustee in good faith shall be binding upon all persons.

VI-13    ACTION BY EMPLOYERS

                  Any action required or permitted to be taken by an Employer or the Board of Directors of an Employer under the Plan or this Trust Agreement shall be by resolution adopted by said Board of Directors or its Executive Committee or by a person or committee authorized by resolution of said Board of Directors or its Executive Committee.

                                   ARTICLE VII
                  INCORPORATION OF COLLECTIVE INVESTMENT TRUSTS

            Notwithstanding any other provision of this Trust Agreement, he Trustee may deposit any part or all of the money and other property of this Trust in any common, collective or commingled trust fund or pooled investment fund qualified under Section 401(a) and entitled to tax exemption under Section 501(a) of the Internal Revenue Code of 1954, which is maintained by a bank or other entity for trust investment purposes, specifically including, without limiting the generality of the foregoing, HARRIS TRUST AND SAVINGS BANK TRUST FOR COLLECTIVE INVESTMENT OF EMPLOYEE BENEFIT ACCOUNTS, established by Declaration of Trust, as restated, effective February 27, 1981. To the extent Trust assets are invested in any such common, collective or commingled trust fund or pooled investment fund, the provisions of the documents under which such fund is maintained, as amended from time to time, shall govern any investment therein, and such provisions are hereby incorporated herein and made a part of this Agreement.

                                  ARTICLE VIII
                                CHANGE IN TRUSTEE

VIII-1 RESIGNATION

            The Trustee may resign as Trustee at any time by giving 30 days' advance written notice to the Employers.

VIII-2 REMOVAL OF TRUSTEE AND APPOINTMENT OF SUCCESSOR TRUSTEES

            The Bank may remove the Trustee by written notice to the Trustee. The Bank shall fill any vacancy in the office of Trustee as soon as practicable and shall give prompt written notice thereof to the other Employers.

VIII-3 DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEES

            Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any instrument, but a resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in the successor Trustee. Each successor Trustee shall have all the powers conferred by this Trust Agreement and the Plan as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee. With the approval of the Bank, a successor Trustee may accept the account furnished and the property delivered by or for a predecessor Trustee without incurring any liability for so doing, and the acceptance will be a complete discharge to the predecessor Trustee.

                                   ARTICLE IX

                          AMENDMENT AND DISCONTINUANCE

IX-1 AMENDMENT

            This Trust Agreement and the Plan may be amended at any time or from time to time by the Board of Directors of the Bank. Except as provided below and in Section 13 of the Plan, no amendment:

            (i) Shall substantially change the duties and liabilities of the Trustee without its consent;

            (ii) Shall be effective as applied to the Bank unless and until approved by Employee- Participants employed by the Bank and representing not less than fifty-one percent of the total amount contributed by the Bank and allocated to the accounts of Employee-Participants employed by the Bank on the last day of the preceding calendar year.

The Board of Directors of the Bank in its sole and uncontrolled discretion shall have the power, however, without the consent of any other Employer, the Trustee, or of any Participant or other beneficiary, to amend this Trust Agreement or the Plan at any time or from time to time:

            (a) To increase or decrease at any time and from time to time the bases, rates and amounts of Employer contributions hereunder and to amend the method employed in calculating such contributions, but no such amendment shall be retroactive to any prior year; and

            (b) To revise or modify any other provision or provisions hereof or of the Plan, provided that no such amendment shall change the method of allocating any Employer's contributions to Participants' accounts, require a change in the vesting or distribution provisions, or reduce amounts then credited to Participants' accounts.

Except as provided in paragraph VI-3 and in subsection 11.2 of the Plan, under no condition shall any amendment result in the return or repayment to any Employer of any portion of the Trust Fund or the income therefrom, or result in the distribution of the Trust Fund for the benefit of anyone other than employees or former employees of the Employers and their beneficiaries.

IX-2  DISCONTINUANCE

            This Trust Agreement and the Plan as applied to any Employer and its employees may be discontinued at any time by action of the Board of Directors of such Employer after six months' notice in advance to the Trustee to that effect. Upon the expiration of such six-month period, the portion of the Trust Fund and respective Investment Funds thereof allocable to such Employer and Participants employed or formerly employed by such Employer shall be administered and distributed by the Trustee as provided in the Plan and, except as provided in the Plan, until all assets shall have been distributed the Trustee shall have all the rights, title, powers, duties, discretions and immunities granted to or imposed upon the Trustee by the terms of this Trust Agreement and the Plan.

                                      * * *

            IN WITNESS WHEREOF, Harris Trust and Savings Bank, in its individual capacity as an Employer hereunder, Harris Bankcorp, Inc., Harriscorp Finance, Inc., Harris Bank International Corporation, Harriscorp Leasing, Inc. and Harris Trust and Savings Bank, in its capacity as Trustee hereunder, have caused this Trust Agreement to be executed on their behalf and their respective corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized the day and year first above written.

                                    HARRIS TRUST AND SAVINGS BANK,
                                    in its individual capacity


                                    By
                                      ----------------------------------
                                      Its
                                         -------------------------------
                                                (Corporate Seal)

 ATTEST:
------------------------------

 Its
    --------------------------

                                    HARRIS BANKCORP, INC.


                                    By
                                      ----------------------------------
                                      Its
                                         -------------------------------
                                                (Corporate Seal)
 ATTEST:
------------------------------

 Its
    --------------------------
                                    HARRISCORP FINANCE, INC.


                                    By
                                      -----------------------------------
                                      Its
                                         -------------------------------
                                                (Corporate Seal)

 ATTEST:
------------------------------

 Its
    --------------------------
                                    HARRIS BANK INTERNATIONAL
                                    CORPORATION

                                    By
                                      ----------------------------------
                                      Its
                                         -------------------------------
                                                (Corporate Seal)

 ATTEST:
------------------------------

 Its
    --------------------------

                                    HARRISCORP LEASING, INC.


                                    By
                                      ----------------------------------
                                      Its
                                         -------------------------------

                                                (Corporate Seal)

 ATTEST:
------------------------------

 Its
    --------------------------

                                    HARRIS TRUST AND SAVINGS BANK,
                                    as Trustee

                                    By
                                      ----------------------------------
                                      Its
                                         -------------------------------
                                                (Corporate Seal)

 ATTEST:
------------------------------

 Its
    --------------------------